NEWS	FOR IMMEDIATE RELEASE
Exhibit 99.1

CORELOGIC REPORTS FOURTH QUARTER AND FULL-YEAR 2015 FINANCIAL RESULTS
Record Full-Year Revenues, Operating and Net Income, Free Cash Flow and EPS

Full-Year Highlights

•
Revenues up 9% to $1,528 million driven by double-digit growth in the Property Intelligence (PI) segment and market outperformance in the Risk Management and Work Flow (RMW) segment and partially offset by $23 million in unfavorable foreign currency translation.

•	Operating income from continuing operations up 20% to $203 million reflecting the benefits of revenue growth and cost management.

•
Net income from continuing operations up 43% to $128 million with growth in operating results, a gain on investments related to the acquisition of RELS, LLC (RELS) and lower interest costs partially offset by higher taxes and unfavorable currency translation.

•	Diluted EPS from continuing operations up 46% to $1.42 per share. Adjusted EPS up 43% to $1.90.

•	Adjusted EBITDA up 17% to $423 million including $8 million unfavorable FX; adjusted EBITDA margin of 28%.

•	Completed 2015 share repurchase program (2.5 million shares repurchased).

Fourth-Quarter Highlights

•	Revenues up 13% to $391 million driven by 24% growth in PI and RMW market outperformance which more than offset unfavorable currency translation.

•
Operating income from continuing operations down 25% to $27 million as positive operating results were offset by transaction and integration costs associated with the launch of the Valuation Solutions Group (VSG) and investments supporting previously announced cost reduction programs.

•	Net income from continuing operations up 130% to $38 million including the investment gain mentioned above.

•	Diluted EPS from continuing operations of $0.42 compared with $0.18 per share in the prior year period. Adjusted EPS up 25% to $0.35 per share.

•	Adjusted EBITDA up 4% to $88 million after absorbing costs attributable to the VSG integration and previously announced cost reduction programs.

•	Completed the acquisition of RELS as part of the VSG launch.

Irvine, Calif., February 24, 2016 - CoreLogic (NYSE:CLGX), a leading global property information, analytics and data-enabled services provider, today reported financial results for the quarter and full-year ended December 31, 2015.

“CoreLogic delivered an outstanding operating performance in 2015 with strong growth in revenue, adjusted EBITDA and adjusted EPS. Fourth quarter revenues grew at a double-digit rate as we accelerated growth in our core underwriting and risk management operations and launched the VSG,” said Anand Nallathambi, President and Chief Executive Officer of CoreLogic. “We are entering 2016 with a clear pathway to sustained growth as we deploy our unique data, analytics and data-enabled services that, collectively, enable our current and future clients in the real estate ecosystem to more precisely underwrite and manage their risks and capitalize on opportunities as they arise. Along these lines, the VSG affords us with a unique value catalyst and an opportunity for strategic growth and leadership in a highly-fragmented and challenged market space.”

“Our fourth quarter financial results exceeded our plan and drove full-year results above the high end of our previously announced 2015 guidance ranges. We exited 2015 with record financial performance and a laser-like focus on scaling our core platforms and enhancing operating margins and cash flow,” added Frank Martell, Chief Operating and Financial Officer of CoreLogic. “Our 2016 guidance reflects strong growth in revenues and profits which will be powered by the VSG launch, organic growth and productivity. Our durable business model allows us to continue to invest in our products and solutions, technology leadership and operational improvements and, at the same time, return capital to our shareholders and manage our debt balances.”

Fourth-Quarter Financial Highlights

Fourth quarter revenues totaled $391 million, 13% higher than prior-year levels, as market share gains, organic growth and acquisition-related revenues more than offset unfavorable currency translation.  PI segment revenues rose 24% to $192 million driven principally by improved organic growth trends in property information and analytics and the launch of the VSG which more than offset unfavorable currency translation.  Benefits from market share and pricing gains drove RMW revenues up 4% year-over-year to $201 million despite flat U.S. mortgage loan application volumes, the impact of lower project-related document processing and retrieval revenues and the planned run-off of a non-core credit reporting service.

Operating income from continuing operations totaled $27 million for the fourth quarter compared with $36 million for the fourth quarter of 2014. Benefits of previously discussed revenue gains and productivity were offset by VSG-related transaction as well as integration costs and investments in previously announced cost reduction programs aggregating $14 million. Before the effect of these items, operating income from continuing operations increased by approximately $5 million. Fourth quarter operating income margin was 7% compared with 10% for the fourth quarter of 2014. One-time items identified above negatively impacted fourth quarter 2015 operating income margin by about 350 basis points.

Fourth quarter net income from continuing operations totaled $38 million compared with $16 million in the same 2014 period. The $21 million year-over-year increase was driven primarily by increased operating results and a $26 million after-tax gain on investments associated with the acquisition of RELS, which were partially offset by costs associated with the launch of the VSG and previously-announced cost reduction programs as outlined above, higher tax provisions and unfavorable currency translation. Diluted EPS from continuing operations totaled $0.42 for the fourth quarter compared with $0.18 in the fourth quarter of 2014. Adjusted EPS totaled $0.35, up 25% reflecting the positive impacts of growth, reduced operating expenses and share repurchases.

Adjusted EBITDA totaled $88 million in the fourth quarter compared with $84 million in the same prior year period. The 4% year-over-year increase in adjusted EBITDA was principally the result of revenue growth and run rate benefits of previously-completed expense productivity programs which were partially offset by VSG-related transaction and integration costs, investments in ongoing cost reduction programs and unfavorable currency translation of approximately $2 million. PI segment adjusted EBITDA totaled $47 million compared to $48 million in 2014, as higher revenues were offset by unfavorable currency translation of $2 million and investments in cost efficiency and innovation. RMW adjusted EBITDA was $50 million, consistent with 2014 levels, as the benefits of share gains in tax, credit and flood zone determination services, cost management and improved pricing were offset by investment in cost efficiency programs, lower document processing and retrieval revenues and the run-off of a non-core credit reporting service.

Liquidity and Capital Resources

At December 31, 2015, the Company had cash and cash equivalents of $99 million compared with $105 million at December 31, 2014. As of December 31, 2015, the Company had available capacity on its revolving credit facility under the Credit Agreement of $475 million. During the fourth quarter of 2015, the Company acquired Wells Fargo N.A.’s 49.9% interest in RELS for $65 million and Cordell for $49 million using cash on hand.

Free cash flow (FCF) for the twelve months ended December 31, 2015 totaled $256 million, which represented 60% of adjusted EBITDA. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Net operating cash provided by continuing operations for the twelve months ended December 31, 2015 was $336 million.

In 2015, the Company repurchased 2.5 million of its common shares for $97 million.

Total debt as of December 31, 2015 was $1,364 million compared with $1,331 million as of December 31, 2014. During April 2015, the Company completed an amendment to its Credit Agreement which increased borrowing capacity and lowered interest rates. In addition, the amendment provided for increased flexibility for acquisitions and certain types of investments as well as an extension of the maturity by approximately 13 months.

Financial Guidance and Assumptions

The Company reaffirms the following 2016 guidance ranges which were issued on January 28, 2016.

($ in millions except adjusted EPS)	2015 Results	2016 Outlook/ Guidance	Implied Growth
Revenue	$1,528	$1,830 - $1,860	20 - 22%
Adjusted EBITDA(1)	$423	$465 - $485	10 - 15%
Adjusted EPS(1)	$1.90	$2.05 - $2.15	8 - 13%

(1)	Definition of adjusted results, as well as other non-GAAP financial measures used by management, is included in the Use of Non-GAAP Financial Measures section found at the end of the release.

2016 Guidance Assumptions

•	Mortgage industry loan origination unit volumes expected to decline approximately 15% from 2015 levels.

•	Realization of targeted cost savings totaling at least $30 million.

•	Successful integration of LandSafe Appraisal Services (LAS) and RELS with integration costs expected to total $10 to $12 million.

•	Successful completion of the FNC, Inc. (FNC) acquisition by the end of the first quarter of 2016.

•	U.S. dollar appreciation against the Australian and New Zealand dollars and the Euro of approximately 5% of average 2015 actual rates.

•	Opportunistic repurchases of common shares with a focus on managing ratio of net debt to adjusted EBITDA to a long-term target of 2.5 times.

VSG Strategic Update

In line with CoreLogic’s longstanding strategic focus on building scaled and unique data-enabled services, the Company launched the VSG during September 2015. The primary focus of the VSG is to provide unique insights into the valuation of residential properties for underwriting, risk management and opportunity generation.

As part of the launch of the VSG, the Company acquired LAS and the 49.9% interest of Wells Fargo Bank N.A. in RELS during the third and fourth quarters of 2015, respectively. Previously, CoreLogic had owned 50.1% of RELS and reported its operating results in the Company’s financial reporting, in line with its ownership percentage, as a component of equity in earnings of affiliates. LAS and RELS provide real estate asset valuation and appraisal solutions. During December 2015, CoreLogic also announced that it had entered into an agreement to acquire FNC for $475 million. FNC is a leading provider of real estate collateral information technology and solutions that automate property appraisal workflows. The transaction will be funded using cash and debt and is subject to closing conditions and regulatory clearance. It is expected to close by the end of the first quarter of 2016.

The purchase price for LAS, RELS and FNC aggregates $662 million. The Company expects to derive approximately $46 million in cash tax benefits on a net present value basis associated with the acquisitions. The aggregate purchase price, net of expected tax benefits, represents approximately 9.1 times pro forma projected full-year incremental 2016 adjusted EBITDA (excluding CoreLogic’s existing 50.1% share of RELS earnings and integration costs). The acquisition of LAS, RELS and FNC are expected to be accretive to 2016 financial results excluding one-time integration investments and reductions from transitional accounting items.

The Company believes the VSG provides a unique opportunity for strategic growth and leadership in a highly fragmented and challenged market, and the combination of LAS, RELS and FNC, together with CoreLogic’s existing property intelligence assets, provide the foundational elements of a scaled, integrated solutions provider powered by a broad suite of fulfilment, platform, data and analytics capabilities and assets.

Segment and Financial Reporting

In conjunction with the formation of the VSG and CoreLogic’s continued scaling of its core global property information, analytics and data-enabled services and solutions, effective as of December 31, 2015 the Company has enhanced its operating segmentation and reporting as follows:

•
The Data & Analytics or "D&A" segment has been renamed PI to reflect the broad and unique nature of the property-level insights provided by the solutions sets contained within this segment. These solution sets are utilized across multiple industry verticals including real estate, mortgage, insurance, public sector, telecommunications and energy. PI includes the Company’s property information and analytics solutions including international operations and the VSG. In addition, all advisory services units have been consolidated and are now reported through the PI segment.

•
The Technology and Processing Solutions or "TPS" segment has been renamed RMW to reflect the risk management and underwriting-focused solutions provided by this segment. RMW comprises the Company’s credit services and tenant screening solutions as well as its escrow and post-closing focused units including residential and commercial property tax processing and flood zone determination services. CoreLogic’s existing technology solutions focused units also report through RMW.

The PI and RMW segments are supported by shared enterprise-wide sales, marketing, information technology, data operations and functional centers of excellence.

The Company believes this updated reporting convention will facilitate the review of its results. Three years of reclassified quarterly segment results (on an unaudited basis) can be accessed at http://investor.corelogic.com. Additional details on the Company’s updated financial reporting will be provided in conjunction with the release of the Company’s 2015 Form 10K.

Teleconference/Webcast

CoreLogic management will host a live webcast and conference call on Thursday, February 25, 2016, at 8:00 a.m. Pacific time (11:00 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-877-930-8098 for U.S./Canada callers or 253-336-8228 for international callers. The Conference ID for the call is 34530112.

Additional detail on the Company's fourth quarter results is included in the quarterly financial supplement, available on the Investor Relations page at http://investor.corelogic.com.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID 34530112.

Media Contact: Alyson Austin, office phone: 949-214-1414, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

About CoreLogic
CoreLogic (NYSE: CLGX) is a leading global property information, analytics and data-enabled services provider. The Company's combined data from public, contributory and proprietary sources includes over 4.5 billion records spanning more than 50 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, and the public sector. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed services. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in North America, Western Europe and Asia Pacific. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's investment and strategic growth plans including the VSG and the completion of the acquisition of FNC, cost reduction, and productivity excellence; the Company's overall financial performance, including future revenue and profit growth, and the Company's margin and cash flow profile; the Company's 2016 financial guidance and assumptions thereunder; including those related to the mortgage market overall and the Company's plans regarding outstanding debt and return of capital to shareholders through the share repurchase program. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as amended or updated by our Quarterly Reports on Form 10-Q. These additional risks and uncertainties include but are not limited to: limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our clients or us, including with respect to consumer financial services and the use of public records and consumer data; compromises in the security of our data, including cyber-based attacks, the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer lending industries and the economy generally; our ability to protect proprietary technology rights; our cost-containment and growth strategies and our ability to effectively and efficiently implement them; risks related to the outsourcing of services and international operations; the level of our indebtedness and the restrictions in our various debt agreements; our ability to realize the anticipated benefits of certain acquisitions and the timing thereof; competition in the market and the in-house capabilities of our clients; our ability to attract and retain qualified management; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

This press release contains certain non-GAAP financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included in this press release. The Company is not able to provide a reconciliation of projected adjusted EBITDA or projected adjusted earnings per share, where provided, to expected results due to the unknown effect, timing and potential significance of special charges or gains.

The Company believes that its presentation of non-GAAP measures, such as adjusted EBITDA, adjusted net income, adjusted EPS and FCF, provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results. Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, amortization, non-cash stock compensation, non-operating gains/losses and other adjustments plus pretax equity in earnings of affiliates. Adjusted net income is defined as income from continuing operations before equity earnings of affiliates, adjusted for non-cash stock compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments plus pretax equity in earnings of affiliates, tax affected at an assumed effective tax rate of 36% for 2016, 35% for 2015 and 38% for 2014. Adjusted EPS is derived by dividing adjusted net income by diluted weighted average common shares outstanding. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies.

(Additional Financial Data Follow)

CORELOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2015	2014	2015	2014
Operating revenue	$390,886	$345,512	$1,528,110	$1,405,040
Cost of services (exclusive of depreciation and amortization)	208,384	175,385	776,509	740,301
Selling, general and administrative expenses	114,783	96,126	398,300	351,617
Depreciation and amortization	36,975	37,758	146,607	138,394
Impairment loss	3,712	82	3,770	4,970
Total operating expenses	363,854	309,351	1,325,186	1,235,282
Operating income	27,032	36,161	202,924	169,758
Interest expense:
Interest income	1,036	1,028	4,021	4,110
Interest expense	16,789	18,544	65,311	71,092
Total interest expense, net	(15,753)	(17,516)	(61,290)	(66,982)
Gain on investments and other, net	35,086	1,054	31,592	3,882
Income from continuing operations before equity in earnings of affiliates and income taxes	46,365	19,699	173,226	106,658
Provision for income taxes	10,008	6,701	57,394	29,770
Income from continuing operations before equity in earnings of affiliates	36,357	12,998	115,832	76,888
Equity in earnings of affiliates, net of tax	1,789	3,832	13,720	14,120
Net income from continuing operations	38,146	16,830	129,552	91,008
Loss from discontinued operations, net of tax	(111)	(1,432)	(556)	(16,653)
(Loss)/gain from sale of discontinued operations, net of tax	—	(364)	—	112
Net income	38,035	15,034	128,996	74,467
Less: Net income attributable to noncontrolling interests	330	368	1,152	1,267
Net income attributable to CoreLogic	$37,705	$14,666	$127,844	$73,200
Amounts attributable to CoreLogic:
Income from continuing operations, net of tax	$37,816	$16,462	$128,400	$89,741
Loss from discontinued operations, net of tax	(111)	(1,432)	(556)	(16,653)
(Loss)/gain from sale of discontinued operations, net of tax	—	(364)	—	112
Net income attributable to CoreLogic	$37,705	$14,666	$127,844	$73,200
Basic income/(loss) per share:
Income from continuing operations, net of tax	$0.43	$0.18	$1.44	$0.99
Loss from discontinued operations, net of tax	—	(0.02)	(0.01)	(0.18)
(Loss)/gain from sale of discontinued operations, net of tax	—	—	—	—
Net income attributable to CoreLogic	$0.43	$0.16	$1.43	$0.81
Diluted income/(loss) per share:
Income from continuing operations, net of tax	$0.42	$0.18	$1.42	$0.97
Loss from discontinued operations, net of tax	—	(0.02)	(0.01)	(0.18)
(Loss)/gain from sale of discontinued operations, net of tax	—	—	—	—
Net income attributable to CoreLogic	$0.42	$0.16	$1.41	$0.79
Weighted-average common shares outstanding:
Basic	88,157	89,597	89,070	90,825
Diluted	89,789	91,245	90,564	92,429
Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in thousands, except par value)	December 31,	December 31,
Assets	2015	2014
Current assets:
Cash and cash equivalents	$99,090	$104,677
Marketable securities	22,709	22,264
Accounts receivable (less allowances of $6,212 and $10,826 in 2015 and 2014, respectively)	240,988	214,344
Prepaid expenses and other current assets	45,882	51,375
Income tax receivable	37,029	13,357
Deferred income tax assets, current	95,887	90,341
Assets of discontinued operations	681	4,267
Total current assets	542,266	500,625
Property and equipment, net	375,654	368,614
Goodwill, net	1,881,547	1,780,758
Other intangible assets, net	352,148	278,270
Capitalized data and database costs, net	327,841	333,265
Investment in affiliates, net	69,205	103,598
Deferred income tax assets, long-term	2,219	—
Restricted cash	10,926	12,360
Other assets	139,244	138,872
Total assets	$3,701,050	$3,516,362
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$158,213	$170,418
Accrued salaries and benefits	117,187	99,786
Deferred revenue, current	269,071	255,330
Mandatorily redeemable noncontrolling interests	18,981	—
Current portion of long-term debt	48,497	11,352
Liabilities of discontinued operations	2,527	13,704
Total current liabilities	614,476	550,590
Long-term debt, net of current	1,315,511	1,319,211
Deferred revenue, net of current	448,819	389,308
Deferred income tax liabilities, long-term	107,249	63,979
Other liabilities	165,505	161,084
Total liabilities	2,651,560	2,484,172

Redeemable noncontrolling interests	—	18,023

Equity:
CoreLogic, Inc.'s ("CoreLogic") stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 88,228 and 89,343 shares issued and outstanding as of December 31, 2015 and 2014, respectively	1	1
Additional paid-in capital	551,206	605,511
Retained earnings	618,399	492,441
Accumulated other comprehensive loss	(120,116)	(83,786)
Total CoreLogic stockholders' equity	1,049,490	1,014,167
Total liabilities and equity	$3,701,050	$3,516,362

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the Year Ended
	December 31,
(in thousands)	2015	2014
Cash flows from operating activities:
Net income	$128,996	$74,467
Less: Loss from discontinued operations, net of tax	(556)	(16,653)
Less: Gain from sale of discontinued operations, net of tax	—	112
Income from continuing operations, net of tax	129,552	91,008
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	146,607	138,394
Impairment loss	3,770	4,970
Provision for bad debts and claim losses	8,260	11,825
Share-based compensation	35,786	25,379
Tax benefit related to stock options	(6,513)	(6,791)
Equity in earnings of investee, net of taxes	(13,720)	(14,120)
Loss/(gain) on sale of property and equipment	24	(13,866)
Loss on early extinguishment of debt	1,589	763
Deferred income tax	35,110	20,986
Gain on investments and other, net	(33,181)	(3,882)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(15,400)	13,151
Prepaid expenses and other assets	7,104	1,231
Accounts payable and accrued expenses	(45,289)	(5,000)
Deferred revenue	68,410	16,010
Income taxes	(32,771)	(11,380)
Dividends received from investments in affiliates	30,084	38,655
Other assets and other liabilities	16,727	28,260
Net cash provided by operating activities - continuing operations	336,149	335,593
Net cash used in operating activities - discontinued operations	(7,612)	(13,717)
Total cash provided by operating activities	$328,537	$321,876
Cash flows from investing activities:
Purchases of property and equipment	$(44,149)	$(52,025)
Purchases of capitalized data and other intangible assets	(36,409)	(35,129)
Cash paid for acquisitions, net of cash acquired	(194,491)	(694,871)
Purchases of investments	(3,748)	—
Cash received from sale of subsidiary, net	—	25,366
Proceeds from sale of property and equipment	137	13,937
Change in restricted cash	1,434	(310)
Net cash used in investing activities - continuing operations	(277,226)	(743,032)
Net cash provided by investing activities - discontinued operations	—	1,536
Total cash used in investing activities	$(277,226)	$(741,496)
Cash flows from financing activities:
Proceeds from long-term debt	$114,375	$690,017
Debt issuance costs	(6,452)	(14,042)
Repayments of long-term debt	(82,891)	(200,006)
Proceeds from issuance of shares in connection with share-based compensation	22,569	15,213
Minimum tax withholdings related to net share settlements	(15,230)	(15,980)
Shares repurchased and retired	(97,430)	(91,475)
Tax benefit related to stock options	6,513	6,791
Net cash (used in)/provided by financing activities - continuing operations	(58,546)	390,518
Net cash used in financing activities - discontinued operations	—	—
Total cash (used in)/provided by financing activities	$(58,546)	$390,518
Effect of exchange rate on cash	2,182	(625)
Net change in cash and cash equivalents	(5,053)	(29,727)
Cash and cash equivalents at beginning of year	104,677	134,419
Less: Change in cash and cash equivalents of discontinued operations	(7,612)	(12,181)
Plus: Cash swept to discontinued operations	(8,146)	(12,196)
Cash and cash equivalents at end of year	$99,090	$104,677

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA
UNAUDITED

	For the Three Months Ended December 31, 2015
(in thousands)	PI	RMW	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$16,038	$36,184	$(5,857)	$—	$46,365
Pre-tax equity in earnings of affiliates	3,033	—	72	—	3,105
Depreciation & amortization	25,157	8,012	3,806	—	36,975
Total interest expense	494	—	15,259	—	15,753
Stock-based compensation	2,181	1,505	5,681	—	9,367
Impairment loss	—	3,712	—	—	3,712
Non-operating gains	—	—	(35,474)	—	(35,474)
Efficiency investments	94	644	4,064	—	4,802
Transaction costs	361	—	2,536	—	2,897
Adjusted EBITDA	$47,358	$50,057	$(9,913)	$—	$87,502

	For the Three Months Ended December 31, 2014
(in thousands)	PI	RMW	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$16,860	$41,602	$(26,798)	$(11,965)	$19,699
Pre-tax equity in earnings of affiliates	6,234	—	91	—	6,325
Depreciation & amortization	24,784	7,729	5,245	—	37,758
Total interest (income)/expense	(144)	—	17,660	—	17,516
Stock-based compensation	676	735	1,890	—	3,301
Impairment loss	82	—	—	—	82
Non-operating gains	—	—	(63)	—	(63)
Transaction costs	—	—	(535)	—	(535)
Adjusted EBITDA	$48,492	$50,066	$(2,510)	$(11,965)	$84,083

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA
UNAUDITED

	For the Year Ended December 31, 2015
(in thousands)	PI	RMW	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$71,900	$216,147	$(114,821)	$—	$173,226
Pre-tax equity in earnings of affiliates	22,622	—	198	—	22,820
Depreciation & amortization	96,766	33,723	16,118	—	146,607
Total interest expense	784	31	60,475	—	61,290
Stock-based compensation	8,251	5,581	21,954	—	35,786
Impairment loss	—	3,770	—	—	3,770
Non-operating gains	—	—	(33,884)	—	(33,884)
Efficiency investments	368	1,036	6,108	—	7,512
Transaction costs	2,074	—	3,451	—	5,525
Adjusted EBITDA	$202,765	$260,288	$(40,401)	$—	$422,652

	For the Year Ended December 31, 2014
(in thousands)	PI	RMW	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$77,121	$166,631	$(125,129)	(11,965)	$106,658
Pre-tax equity in earnings of affiliates	22,949	—	39	—	22,988
Depreciation & amortization	92,615	31,717	14,062	—	138,394
Total interest expense	46	9	66,927	—	66,982
Stock-based compensation	5,648	4,616	15,115	—	25,379
Impairment loss	2,434	2,537	—	—	4,971
Non-operating gains	(6,012)	—	(9,765)	—	(15,777)
Efficiency investments	—	—	1,616	—	1,616
Transaction costs	—	—	9,005	—	9,005
Adjusted EBITDA	$194,801	$205,510	$(28,130)	$(11,965)	$360,216

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EPS
UNAUDITED

	For the Three Months Ended December 31, 2015
(in thousands, except per share amounts)	PI	RMW	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$16,038	$36,184	$(5,857)	$—	$46,365
Pre-tax equity in earnings of affiliates	3,033	—	72	—	3,105
Stock-based compensation	2,181	1,505	5,681	—	9,367
Non-operating gains	—	—	(35,474)	—	(35,474)
Efficiency investments	94	644	4,064	—	4,802
Transaction costs	361	—	2,536	—	2,897
Impairment loss	—	3,712	—	—	3,712
Amortization of acquired intangibles	8,308	2,541	—	—	10,849
Interest expense adjustments	—	—	(173)	—	(173)
Depreciation of certain acquired proprietary technology included in property and equipment	2,880	—	—	—	2,880
Adjusted pretax income/(loss) from continuing operations	$32,895	$44,586	$(29,151)	$—	$48,330
Tax provision (35% rate)					16,916
Less: Net income attributable to noncontrolling interests					330
Adjusted net income attributable to CoreLogic					$31,084
Weighted average diluted common shares outstanding					89,789
Adjusted EPS					$0.35

	For the Three Months Ended December 31, 2014
(in thousands, except per share amounts)	PI	RMW	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$16,860	$41,602	$(26,798)	$(11,965)	$19,699
Pre-tax equity in earnings of affiliates	6,234	—	91	—	6,325
Stock-based compensation	676	735	1,890	—	3,301
Non-operating gains	—	—	(63)	—	(63)
Impairment loss	82	—	—	—	82
Transaction costs	—	—	(535)	—	(535)
Amortization of acquired intangibles	7,048	2,671	—	—	9,719
Depreciation of certain acquired proprietary technology included in property and equipment	2,880	—	—	—	2,880
Adjusted pretax income/(loss) from continuing operations	$33,780	$45,008	$(25,415)	$(11,965)	$41,408
Tax provision (38% rate)					15,735
Less: Net income attributable to noncontrolling interests					368
Adjusted net income attributable to CoreLogic					$25,305
Weighted average diluted common shares outstanding					91,245
Adjusted EPS					$0.28

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EPS
UNAUDITED

	For the Year Ended December 31, 2015
(in thousands, except per share amounts)	PI	RMW	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$71,900	$216,147	$(114,821)	$—	$173,226
Pre-tax equity in earnings of affiliates	22,622	—	198	—	22,820
Stock-based compensation	8,251	5,581	21,954	—	35,786
Non-operating gains	—	—	(33,884)	—	(33,884)
Transaction costs	2,074	—	3,451	—	5,525
Efficiency investments	368	1,036	6,108	—	7,512
Interest expense adjustments	—	—	270	—	270
Impairment loss	—	3,770	—	—	3,770
Amortization of acquired intangibles	28,906	10,780	—	—	39,686
Depreciation of certain acquired proprietary technology included in property and equipment	11,520	—	—	—	11,520
Adjusted pretax income from continuing operations	$145,641	$237,314	$(116,724)	$—	$266,231
Tax provision (35% rate)					93,181
Less: Net income attributable to noncontrolling interests					1,152
Adjusted net income attributable to CoreLogic					$171,898
Weighted average diluted common shares outstanding					90,564
Adjusted EPS					$1.90

	For the Year Ended December 31, 2014
(in thousands, except per share amounts)	PI	RMW	Corporate	Elim	CoreLogic
Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes	$77,121	$166,631	$(125,129)	$(11,965)	$106,658
Pre-tax equity in earnings of affiliates	22,949	—	39	—	22,988
Stock-based compensation	5,648	4,616	15,115	—	25,379
Non-operating gains	(6,012)	—	(9,765)	—	(15,777)
Transaction costs	—	—	9,005	—	9,005
Efficiency investments	—	—	1,616	—	1,616
Interest expense adjustments	—	—	130	—	130
Amortization of acquired intangibles	26,838	10,614	—	—	37,452
Impairment loss	2,434	2,537	—	—	4,971
Depreciation of certain acquired proprietary technology included in property and equipment	8,395	—	—	—	8,395
Adjusted pretax income from continuing operations	$137,373	$184,398	$(108,989)	$(11,965)	$200,817
Tax provision (38% rate)					76,310
Less: Net income attributable to noncontrolling interests					1,267
Adjusted net income attributable to CoreLogic					$123,240
Weighted average diluted common shares outstanding					92,429
Adjusted EPS					$1.33

CORELOGIC, INC.
RECONCILIATION TO FREE CASH FLOW
UNAUDITED

For the Year Ended December 31, 2015
Net cash provided by operating activities - continuing operations	$336,149
Purchases of property and equipment	(44,149)
Purchases of capitalized data and other intangible assets	(36,409)
Free Cash Flow	$255,591